UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 23, 2005 (September 19, 2005)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)
800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601–1689 (Zip Code)

Registrant’s telephone number, including area code: (724) 837–3000

N/A

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)
☐ Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))
☐ Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 8.01	Other Events
Item 9.01	Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

Press Release

Item 1.01	Entry into a Material Definitive Agreement

On September 19, 2005, Allegheny Energy, Inc. (“Allegheny”) and West Penn Power Company (“West Penn” and together with Allegheny, the “Companies”) entered into a professional services agreement (the “Professional Services Agreement”) with EDS Information Services, L.L.C.(“EIS”) and Electronic Data Systems Corporation (“EDS” and together with EIS, the “Providers”). The Professional Services Agreement is effective as of September 19, 2005 and terminates on December 31, 2012, unless earlier terminated or extended.

The Companies entered into the Professional Services Agreement for the purpose of receiving from the Providers a broad range of information technology services. These services include, but are not limited to, telecommunications and network support, helpdesk support, application development and maintenance, server and mainframe computing support, desktop and end user computing support, disaster recovery planning and other consulting and technical services. In addition, the Providers will implement for the Companies an enterprise resource planning (ERP) software system to replace many of the Companies existing systems.

Item 8.01	Other Events

On September 19, 2005, the Company issued a press release announcing the signing of the Professional Services Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits
Exhibit Number	Description
99.1	Press release issued by Allegheny Energy, Inc. on September 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.
Dated: September 23, 2005	By:	/s/ Jeffrey D. Serkes
	Name:	Jeffrey D. Serkes
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Allegheny Energy, Inc. on September 19, 2005.